UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934.

Date of Report: October 1, 2018

(Date of earliest event reported)

BioVie Inc.
(Exact name of registrant as specified in its charter)

Nevada	000-55292	46-2510769
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

11601 Wilshire Blvd., Suite 1100, Los Angeles, CA		90025
(Address of principal executive offices)		(Zip Code)

(312) 283-5793

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b–2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Appointment of Certain Officers.

BioVie Inc. (“BioVie” or the “Company”) announced changes to its management team, all effective as of October 1, 2018. Julie Anderson has resigned from the Company’s Board of Directors. The Company appreciates her service as Director. The Company does not expect to name a new director for that position and will operate with a board composed of seven members.

J. Wendy Kim, CPA, has been appointed as the Chief Financial Officer of the Company, replacing R. Richard Wieland II, who has served as the interim CFO for the past year. The Company appreciates Mr. Wieland’s service to the Company. Ms. Kim previously served as CFO for several companies throughout her career, most recently with Landmark Education Enterprises, and she has provided interim CFO services to various organizations through Group JWK. She brings more than 25 years of accounting experience to this position.

Item 8.01 Other Events.

Change in Address of Company

On October 1, 2018, the Company’s location and the location of the Company’s books and records has changed from 100 Cummings Center, Suite 247-C, Beverly, Massachusetts 01915 to 11601 Wilshire Blvd., Suite 1100, Los Angeles, California 90025. The phone number for the Company (312-283-5793) remains unchanged.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: October 5, 2018	BIOVIE INC.

	By:	/s/ Jonathan Adams
Jonathan Adams
President & Chief Operating Officer